NUTEX HEALTH reports FOURTH quarter and FULL year 2024 financial results

Full year 2024 highlights:

●	Total revenue of $479.9 million Versus $247.6 Million IN 2023, an increase of 93.8%
●	NET INCOME OF $52.2 MILLION VERSUS Net LOSS OF $45.8 MILLION IN 2023
●	Diluted EPS of $9.71 per share Versus $(10.39) per share in 2023
●	EBITDA OF $98.4 MILLION VERSUS $(22.5) MILLION in ebitda in 2023
●	ADJUSTED EBITDA OF $123.7 MILLION VERSUS $10.8 MILLION IN 2023, AN INCREASE OF 1,045.4%
●	Net cash from operating activities of $23.2 million
●	COMPANY BELIEVES ITs ARBITRATION EFFORTS, THROUGH THE independent dispute resolution (IDR) PROCESS, HAs RESULTED IN MORE EQUITABLE PAYMENTS

HOUSTON, TX − (PRNewswire) –MARCH 31, 2025 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, integrated healthcare delivery system comprised of 24 state-of-the-art micro hospitals and hospital outpatient departments (HOPDs) in 11 states and primary care-centric, risk-bearing physician networks, today announced fourth quarter 2024 and fiscal year 2024 financial results for the twelve months ended December 31, 2024.

Financial highlights for the year ended December 31, 2024:

●	Total revenue increased $232.3 million to $479.9 million for the year ended December 31, 2024 as compared to total revenue of $247.6 million for the same period in 2023, an increase of 93.8%. Of this revenue growth, revenue from mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 56.6% in 2024 compared to 2023.
●	The arbitration process resulted in approximately $169.7 million more in revenue in 2024 than in 2023, which amounted to approximately 73.1% of the $232.3 million revenue increase. Of the $169.7 million in arbitration revenue, $68.9 million, $70.5 million and $30.3 million related to dates of services for the fourth quarter 2024, third quarter 2024 and pre-third quarter 2024, respectively.
●	Operating income for the year ended December 31, 2024 was $130.6 million compared to an operating loss of $31.8 million for the year ended December 31, 2023, representing a $162.4 million improvement year over year.
●	Net income attributable to Nutex Health of $52.2 million as compared to net loss attributable to Nutex Health of $45.8 million for the year ended December 31, 2023. This $52.2 million amount includes non-cash items of $25.3 million (non-cash stock-based compensation expense of $16.6 million, non-cash impairment of assets of $3.9 million, non-cash impairment of goodwill of $3.2 million and $1.6 million non-cash loss on warrant liability) in the year ended December 31, 2024, while the $45.8 million amount includes non-cash items of $33 million (non-cash stock-based compensation expense of $2.8 million, non-cash impairment of assets of $29.1 million and non-cash impairment of goodwill of $1.1 million) in the year ended December 31, 2023.
●	EBITDA attributable to Nutex Health of $98.4 million, as compared to EBITDA attributable to Nutex Health of $(22.5) million for the year ended December 31, 2023.
●	Adjusted EBITDA attributable to Nutex Health of $123.7 million, as compared to Adjusted EBITDA attributable to Nutex Health of $10.8 million for the year ended December 31, 2023, an increase of 1,045.4%.
●	Total visits at the Hospital Division were 168,388 for the year ended December 31, 2024, as compared to 144,058 for the same period in 2023, an increase of 24,330 or 16.9%. Of this visit growth, visits at mature hospitals increased by 6.5% in the year ended December 31, 2024 compared to the same period in 2023.
●	Net cash from operating activities of $23.2 million for the year ended December 31, 2024.
●	As of December 31, 2024, the Company had total assets of $655.3 million, including cash and cash equivalents of $43.6 million and long-term debt of $22.5 million.

Financial highlights for the three months ended December 31, 2024:

●	Total revenue of $257.6 million for the three months ended December 31, 2024 as compared to total revenue of $69.7 million for the three months ended December 31, 2023, an increase of $187.9 million (or 269.6%). Of this revenue growth, revenue from mature hospitals, which are hospitals opened prior to December 31, 2021, increased by 175.6% in 2024 compared to the same period in 2023.
●	The arbitration process resulted in approximately $169.7 million more in revenue in the fourth quarter 2024 compared to the fourth quarter 2023, which amounted to approximately 90.3% of the $187.9 million increase in overall revenue. Of the $169.7 million in arbitration revenue, $68.9 million, $70.5 million and $30.3 million related to dates of services for the fourth quarter 2024, third quarter 2024 and pre-third quarter 2024, respectively.
●	Operating income (including the negative impact of a $14.7 million non-cash stock-based compensation expense) for the three months ended December 31, 2024 was $114.2 million, compared to an operating loss of approximately $26.1 million for the three months ended December 31, 2023, representing a $140.3 million improvement quarter over quarter.
●	Net income attributable to Nutex Health of $61.7 million in the three months ended December 31, 2024 as compared to a net loss attributable to Nutex Health of $31.7 million for the three months ended December 31, 2023. This $61.7 million amount includes a $0.5 million non-cash loss on warrant liability as well as the $14.7 million non-cash stock-based compensation expense noted above.
●	EBITDA attributable to Nutex Health of $78.4 million for the three months ended December 31, 2024, as compared to EBITDA attributable to Nutex Health of $(27.7) million for the three months ended December 31, 2023.
●	Adjusted EBITDA attributable to Nutex Health of $93.6 million for the three months ended December 31, 2024, as compared to Adjusted EBITDA attributable to Nutex Health of $3.1 million for the three months ended December 31, 2024, an increase of 2,919.4%.
●	Total visits at the Hospital Division were 45,444 for the fourth quarter 2024, as compared to 41,381 for the fourth quarter 2023, an increase of 4,063 or 9.8%. Of this visit growth, visits at mature hospitals increased by 3.1% in 2024 compared to the same period in 2023.

Note: EBITDA and Adjusted EBITDA are non-GAAP financial metrics. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

“We are pleased to report record annual revenues, net income and solid free cash flows, as well as impressive margin expansion as a result of our continued focus on revenue growth while controlling our costs and still opening four hospitals in 2024,” stated Jon Bates, Chief Financial Officer of Nutex Health.

"In 2024, Nutex Health achieved significant operational improvements across all key metrics. Total hospital division visits increased by 16.9%, driven by higher ER acuity and an enhanced service mix, with greater focus on observation patients and inpatients. In 2025, we will continue optimizing operations and maintaining a lean cost structure to support sustained growth," said Josh DeTillio, Chief Operating Officer of Nutex Health.

“Nutex Health delivered healthy year-end and fourth quarter financial and operational results last year. The arbitration initiative that we began in July 2024 is generating higher reimbursement amounts per visit this year and is more in line with a fair market rate. We would like to thank our dedicated teams of physicians, nurses and all our other team members for continuing to deliver for our patients. We enter 2025 with great momentum and look forward to continuing our strong financial and operational performance,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.

For more details on the Company’s Fourth Quarter 2024 financial results, please refer to our Annual Report on Form 10-K filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

NUTEX HEALTH INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$43,581,412	$22,002,056
Accounts receivable	232,449,226	58,624,301
Accounts receivable - related parties	3,602,189	4,152,068
Inventories	2,849,814	3,390,584
Prepaid expenses and other current assets	9,996,244	2,679,394
Total current assets	292,478,885	90,848,403
Property and equipment, net	77,932,744	81,387,649
Operating right-of-use assets	27,871,830	11,853,082
Financing right-of-use assets	218,889,351	176,146,329
Intangible assets, net	15,530,281	20,512,636
Goodwill, net	13,918,719	17,066,263
Deferred tax assets	7,987,236	-
Other assets	711,347	431,135

Total assets	$655,320,393	$398,245,497

Liabilities and Equity
Current liabilities:
Accounts payable	$9,613,821	$18,899,196
Accounts payable - related parties	4,345,138	6,382,197
Lines of credit	3,554,029	3,371,676
Current portion of long-term debt	14,395,457	10,808,721
Operating lease liabilities, current portion	2,079,940	1,579,987
Financing lease liabilities, current portion	7,704,873	4,315,979
Accrued arbitration expenses	47,741,815	-
Accrued income tax expense	25,989,262	-
Accrued expenses and other current liabilities	25,441,790	12,955,296
Total current liabilities	140,866,125	58,313,052
Long-term debt, net	22,465,896	26,314,733
Operating lease liabilities, net	30,617,399	15,479,639
Financing lease liabilities, net	259,479,096	213,886,213
Deferred tax liabilities	-	5,145,754
Total liabilities	453,428,516	319,139,391

Commitments and contingencies (Note 10)

Equity:
Common stock, $0.001 par value; 950,000,000 shares authorized; 5,511,452 and 4,511,199 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	5,511	4,511
Additional paid-in capital	503,232,609	470,521,218
Accumulated deficit	(356,893,371)	(409,072,539)
Nutex Health Inc. equity	146,344,749	61,453,190
Noncontrolling interests	55,547,128	17,652,916
Total equity	201,891,877	79,106,106

Total liabilities and equity	$655,320,393	$398,245,497

NUTEX HEALTH INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended December 31		Year ended December 31
	2024	2023	2024	2023
Revenue:
Hospital division	$249,696,907	$62,585,167	$449,063,683	$218,070,397
Population health management division	7,920,809	7,084,306	30,884,950	29,575,919
Total revenue	257,617,716	69,669,473	479,948,633	247,646,316

Operating costs and expenses:
Payroll	32,277,720	28,807,419	117,527,022	108,377,938
Contract services	68,275,505	14,377,128	100,757,191	42,349,982
Medical supplies	2,392,577	3,402,926	15,285,481	14,151,140
Depreciation and amortization	5,280,488	4,682,724	18,971,972	17,591,572
Other	7,765,372	5,185,964	31,145,690	30,401,513
Total operating costs and expenses	115,991,662	56,456,161	283,687,356	212,872,145

Gross profit	141,626,054	13,213,312	196,261,277	34,774,171

Corporate and other costs:
Facilities closing costs	-	-	-	217,266
Acquisition costs	-	-	-	43,464
Stock-based compensation	14,680,454	637,159	16,631,898	2,835,971
Impairment of assets	(11,640)	29,082,203	3,887,216	29,082,203
Impairment of goodwill	-	1,139,297	3,197,391	1,139,297
General and administrative expenses	12,747,842	8,499,550	41,923,972	33,229,718
Total corporate and other costs	27,416,656	39,358,209	65,640,477	66,547,919

Operating income (loss)	114,209,398	(26,144,897)	130,620,800	(31,773,748)

Interest expense, net	5,052,081	4,236,553	19,932,015	16,317,869
Loss on warrant liability	536,264	-	1,608,973	-
Other expense (income)	43,119	328,461	(668,930)	399,182
Income (loss) before taxes	108,577,934	(30,709,911)	109,748,742	(48,490,799)

Income tax expense (benefit)	8,608,746	(2,998,554)	14,476,821	(5,067,084)

Net income (loss)	99,969,188	(27,711,357)	95,271,921	(43,423,715)

Less: net income attributable to noncontrolling interests	38,273,584	3,906,540	43,092,753	2,362,899

Net income (loss) attributable to Nutex Health Inc.	$61,695,604	$(31,617,897)	$52,179,168	$(45,786,614)

Earnings (loss) per common share
Basic	$11.83	$(7.47)	$10.25	$(10.39)
Diluted	$11.12	$(7.47)	$9.71	$(10.39)

NUTEX HEALTH INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net income (loss)	$95,271,921	$(43,423,715)	$(432,739,618)
Adjustment to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	18,971,972	17,591,572	13,131,374
Impairment of assets	3,887,216	29,082,203	-
Impairment of goodwill	3,197,391	1,139,297	398,135,038
Derecognition of goodwill	453,017	-	-
Loss on warrant liability	1,608,973	-	-
Stock-based compensation expense	16,631,898	2,835,971	189,581
Rescission of warrant exercise expense	-	-	561,651
Deferred tax (benefit) expense	(13,132,990)	(5,707,323)	4,996,209
Debt accretion expense	1,042,663	1,209,981	1,952,829
Loss on lease termination	-	58,210	-
Non-cash lease expense	(381,035)	131,582	64,143
Changes in operating assets and liabilities:
Accounts receivable	(173,956,924)	(969,761)	56,622,133
Accounts receivable - related party	549,879	(3,613,885)	1,454,934
Inventories	540,770	142,701	(719,107)
Prepaid expenses and other current assets	(7,021,010)	(817,297)	(1,419,139)
Accounts payable	(8,682,179)	(4,715,101)	10,018,100
Accounts payable - related party	(2,037,059)	2,466,536	(329,155)
Accrued arbitration expenses	47,741,815	-	-
Accrued income tax expense	25,989,262	-	-
Accrued expenses and other current liabilities	12,478,227	5,845,481	(1,311,865)
Net cash from operating activities	23,153,807	1,256,452	50,607,108

Cash flows from investing activities:
Acquisitions of property and equipment	(2,303,897)	(9,496,832)	(14,632,414)
Acquired cash in reverse acquisition with Clinigence	-	-	12,716,228
Cash related to sale of business	(361,325)	-	-
Payments for acquisitions of businesses, net of cash acquired	-	(703,893)	-
Cash related to deconsolidation of Real Estate Entities	-	(1,039,157)	(2,421,212)
Net cash from investing activities	(2,665,222)	(11,239,882)	(4,337,398)

Cash flows from financing activities:
Proceeds from lines of credit	2,261,743	2,340,911	2,623,479
Proceeds from notes payable	7,014,999	16,952,905	815,881
Proceeds from convertible notes	-	4,909,864	-
Repayments of lines of credit	(2,079,390)	(1,592,714)	(72,055)
Repayments of notes payable	(9,969,391)	(16,479,512)	(7,237,094)
Repayments of finance leases	(4,628,083)	(3,484,683)	(1,721,224)
Proceeds from common stock issuance, net issuance costs	9,202,500	-	-
Rescission of warrant exercise	-	-	(588,042)
Proceeds from exercise of warrants	2,373,336	-	4,119,141
Proceeds from exercise of options	-	-	644,974
Members' contributions	3,353,023	298,032	4,513,867
Members' distributions	(6,437,966)	(5,214,581)	(51,231,657)
Net cash from financing activities	1,090,771	(2,269,778)	(48,132,730)
Net change in cash and cash equivalents	21,579,356	(12,253,208)	(1,863,020)
Cash and cash equivalents - beginning of the year	22,002,056	34,255,264	36,118,284
Cash and cash equivalents - end of the year	$43,581,412	$22,002,056	$34,255,264

Non-GAAP Financial Measures (Unaudited)

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe EBITDA and Adjusted EBITDA are useful because it allows us to more effectively evaluate our operating performance.

We define EBITDA as net income (loss) attributable to Nutex Health Inc. plus interest expense, income taxes, depreciation and amortization.

We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for stock-based compensation, certain defined items of expense, any acquisition-related costs and impairments. Interest expense includes interest on lease liabilities, which is a component of total finance lease cost. A reconciliation of net income to Adjusted EBITDA is included below. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Year ended December 31,
	2024	2023	2022
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net income (loss) attributable to Nutex Health Inc.	$52,179,168	$(45,786,614)	$(424,780,446)
Depreciation and amortization	18,971,972	17,591,572	13,131,374
Interest expense, net	19,932,015	16,317,869	12,490,260
Income tax expense (benefit)	14,476,821	(5,067,084)	13,090,905
Allocation to noncontrolling interests	(7,176,312)	(5,546,263)	(4,837,514)
EBITDA	98,383,664	(22,490,520)	(390,905,421)
Facility closing costs	-	217,266	-
Acquisition costs	-	43,464	3,885,666
Loss on warrant liability	1,608,973	-	-
Stock-based compensation	16,631,898	2,835,971	189,581
Rescission of warrant exercise	-	-	1,243,059
Impairment of assets	3,887,216	29,082,203	-
Impairment of goodwill	3,197,391	1,139,297	398,135,038
Adjusted EBITDA	$123,709,142	$10,827,681	$12,547,923

	Three months ended	Three months ended
	December 31, 2024	December 31, 2023
	Unaudited	Unaudited
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net income (loss) attributable to Nutex Health Inc.	$61,695,604	$(31,617,897)
Depreciation and amortization	5,280,488	4,682,724
Interest expense, net	5,052,081	4,236,553
Income tax expense (benefit)	8,608,746	(2,998,554)
Allocation to noncontrolling interests	(2,195,888)	(2,045,390)
EBITDA	78,441,031	(27,742,564)
Loss on warrant liability	536,264	-
Stock-based compensation	14,680,454	637,159
Impairment of assets	(11,640)	29,082,203
Impairment of goodwill	-	1,139,297
Adjusted EBITDA	$93,646,109	$3,116,095

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 24 facilities in 11 states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company.  Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act , economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Annual Report on Form 10-K for the year ended year ended December 31, 2024 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Jennifer Rodriguez – Investor Relations

investors@nutexhealth.com

– Media Contact

jrodriguez@nutexhealth.com